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                                                                    EXHIBIT 10.2




                    SEPARATION AGREEMENT AND GENERAL RELEASE



                  This Separation Agreement and General Release (the "Agreement") is entered into as of March 5, 2002, by and between Rajesh K. Shah ("Employee") and Collins & Aikman Products Co. (the "Company").

                  WHEREAS, Employee and the Company wish to supercede the Severance Agreement between the parties, dated July 26, 1999, and wish to resolve all issues between them;

                  NOW THEREFORE, the Parties agree as follows:

                  1. Employee's employment with the Company ceased on January 7, 2002 (the "Resignation Date") due to Employee's voluntary resignation. The severance agreement, dated July 26, 1999 ("the Severance Agreement"), is deemed terminated on the Resignation Date, with neither party having any rights or obligations thereunder and shall be superceded by this Agreement.

                  2. In consideration of this Agreement becoming effective, the Company agrees to pay Employee as severance pay, commencing in February, 2002, a lump-sum payment in the amount of $425,000 and a monthly payment of $35,416, less applicable tax and other withholdings, for a period of 12 months ending at January 31, 2003, which shall be payable in accordance with the Company's regular payment practices, and which amount may be accelerated upon the bankruptcy of the Company. Additionally, the employee will be eligible to receive accrued but unused vacation, use of one Company cell phone for 6 months and continuation of executive medical benefits for 12 months or until employee obtains employment and continuation of the perquisite allowance for 18 months.
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                  3.       In consideration of this Agreement becoming
effective, the Company agrees that, with respect to stock option grants awarded to Employee while he was employed by the Company, all options will be repriced at $5, will immediately vest on the effective date of this Agreement and will remain exercisable until one year after the Agreement Date.


                  4. Employee hereby covenants and represents that he will not, directly or indirectly, for twelve (12) months commencing upon the date of this Agreement, do any of the following in any county in which the Company does business:

                  (a) own an interest in, operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of or in any corporation, partnership, proprietorship, firm, association, or other entity, soliciting orders for, selling, distributing, or otherwise marketing products, and/or services or a business in which less than five (5%) percent of revenues or $20,000,000 are competitive with Collins & Aikman;

                  (b) either for himself or for any other person, firm, or corporation, divert or take away or attempt to divert or take away, call upon or solicit, or attempt to call upon or solicit, any of Company's customers, including but not limited to those upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted while an employee of the Company. Said customers shall include, but not be limited to: Johnson Controls, Inc., Magna International, Inc., The Rieter Group, Magee Carpet Inc., Lear Corporation and H.P. Pelzer (Automotive System), Inc. or their successors;

                  (c) undertake planning for or organization of any business activity competitive with the Company's business, or combine or conspire with other employees or marketing representatives of the Company for the purposes of organizing any such competitive business activity.
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         The term "customers" of Company as used in this Agreement shall be defined and construed to mean any and all licensors, manufacturers, suppliers, vendors, customers and/or other persons who have accepted or provided services and/or merchandise to the Company, notwithstanding that such customers may have been induced to become customers and to give their patronage to the Company by the Employee's efforts and solicitations, or of someone on his behalf, regardless of the time of solicitation.

         Should Employee violate any provision contained in Paragraphs 4, 5, 8 or 9, the Company shall be entitled, in addition to the recovery of damages and to any all other remedies available at law, to an immediate injunction against Employee.

                  5. Employee agrees that he will not for twelve (12) months recruit, solicit, employ or engage, for or on behalf of himself or any third party, any employee, officer, director, consultant, or agent of the Company or any of its affiliates, or induce or attempt to induce any employee, officer, director, consultant, or agent of the Company to terminate his or her relationship with, or otherwise cease his or his relationship with, the Company, or any of its affiliates, through January 31, 2003, except for employees discharged by the Company, employees who retire from the Company or as agreed by the Company.

                  6. In exchange for the consideration provided for in this Agreement, Employee for himself, and his heirs, executors, administrators and assigns (collectively the "Releasors") forever waives, releases and discharges the Company, its parent Collins & Aikman Corporation and their affiliates and all past and present officers, directors, employees, representatives, and agents of the foregoing (collectively the "Releasees"), from any and all claims, demands, causes of actions, fees, liabilities and expenses of any kind whatsoever, whether known or unknown, which they ever had, now have, or may have in the future against
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the Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date of this Agreement. Without limiting the generality of this release, the Releasors release the Releasees from all claims arising out of any aspect of Employee's employment with the Company and from all claims in his capacity as a shareholder of Collins & Aikman Corporation including, but not limited to: (i) any claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, as amended, the Americans With Disabilities Act, the Family and Medical Leave Act, the Elliott-Larsen Civil Rights Act or any other federal, state, or local law (statutory or decisional), regulation, or ordinance; and (ii) any tort and/or contract claims, including, without limitation, any claims of constructive discharge, wrongful discharge, breach of contract, breach of implied covenant of good faith and fair dealing, retaliation, assault, intentional infliction of emotional distress, defamation, nonphysical injury, personal injury or sickness or other harm.

                  The Releasors further acknowledge that they will not bring suit or authorize suit on any of their behalves against the Releasees or any of them, and, to the extent permitted by law, they agree not to file any charge or complaint, commence any proceeding of any kind or participate in any investigation or proceeding against the Releasees with respect to any matter released pursuant to this Agreement. Should any charge, complaint, suit or proceeding be filed, the Releasors agree that they will not accept any relief or recovery therefrom and pay all of Releasees' actual attorneys' fees.

                  This release specifically excludes: (1) Employee's right to vested retirement benefits which shall continue in accordance with the governing plan documents; (2) any claim
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for indemnification Employee may have as provided in the by-laws of the Company;
and (3) any claim by the Company for indemnification.

                  The Releases similarly waive, release, and discharge the Releasors from any and all claims, demands, causes of action, fees, liabilities, and expenses of any kind whatsoever, whether known or unknown, which they ever had or now have against the Releasors by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the Resignation Date. Company agrees to indemnify, defend, and hold Employee harmless from claims of third parties as provided in the by-laws of the Company.

                  7. Employee acknowledges that he has been urged by the Company to consult an attorney before signing this Agreement and that he has executed this Agreement with the waiver and release set forth above, after having had the opportunity to consult with an attorney and after having had the opportunity to consider the terms of this Agreement for twenty-one (21) days after such terms were proposed to him. Employee further acknowledges that: he has read this Agreement in its entirety; he understands all of its terms; he knowingly and voluntarily assents to all of the terms and conditions contained herein including, without limitation, the waiver and release; he is executing this Agreement, including the waiver and release, in exchange for consideration in addition to anything of value to which he is already entitled; and that he understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with the Company and in exchange for his receipt of consideration to which he otherwise would not be entitled.

                  This Agreement, including the waiver and release contained herein, shall become effective the eighth (8th) day following Employee's execution of this Agreement and he may at
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any time prior to the effective date revoke this Agreement by giving written notice of such revocation to Gregory Tinnell, Senior Vice President, Human Resources.

                  Employee acknowledges and agrees that all payments and benefits provided herein shall be null and void and that he will repay the Company for any payments provided for in paragraph two(2) that the Company has provided to Employee or on his behalf commencing on and after the Resignation Date, if he does not execute this Agreement after having had the opportunity to consider its terms for up to twenty-one (21) days after such terms were proposed to him or if he revokes this Agreement within seven (7) days of his having executed it.

                  8. Employee agrees that he will keep the terms, amount and fact of this Agreement completely confidential and that he will not disclose to any entity or other person the terms and conditions of this Agreement until such time as it is publicly disclosed by the Company except that he may disclose the terms of this Agreement: (i) as is necessary to enforce the terms of this Agreement; (ii) to such persons to whom disclosure is necessary to file a tax return or contest a denial of tax refund; (iii) to Employee's legal, financial and tax advisors; and (iv) pursuant to a valid subpoena or court order, provided that the Company shall have a right to challenge any such subpoena or court order before Employee complies with it.

                  9. Employee agrees that he will not disparage, denigrate or ridicule the Company, its parent, affiliates, successors, or any of their respective past or present employees, officers, or any individual or entity with whom the Company or its parent or any of its affiliates has a business relationship, whether by way of news interviews or the expression of personal views, opinions or judgments made to the news media, the employees of the Company, its parent or any of its affiliates or any individual or entity with whom the Company or any of its affiliates
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has a business relationship, or otherwise. Employee and the Company agree to direct all inquiries regarding employment references to the Senior Vice President, Human Resources, who will provide a reference and who will not disparage, denigrate or ridicule the Employee.

                  10. Employee acknowledges that material to the inducement for the Company to enter into this Agreement are the waiver and release set forth in paragraph six (6) herein, and Employee's covenants with respect to non-competition, non-solicitation of employees, confidentiality, and nondisparagement set forth in paragraphs four (4), five (5), eight (8) and nine
(9) herein. In the event Employee violates any provision of any of said paragraphs, Employee shall automatically and immediately be obligated to fully refund to the Company any and all consideration paid to Employer under this Agreement, and the Company shall be relieved of any obligation of the Company to pay any further considerations under this Agreement. The Company may offset against any monies otherwise due Employee under this Agreement any claims by the Company against Employee for Employee's breach of any provision of this Agreement. In such event, Employee's obligation under Paragraphs 4 and 5, 6, 8 and 9 of this Agreement shall nonetheless remain in full force and effect.

                  11. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and Employee agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such provision shall be reformed to make it enforceable in accordance with the intent of the parties.

                  12. This Agreement shall be binding upon and inure to the benefit of the heirs, trustees, executors, administrators, successors and assigns of the respective parties. This
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Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute the same instrument. This Agreement shall be governed by and subject to the laws of the State of Michigan without giving effect to conflict of law rules.

                  13. Employee understands that the Company's obligations to make payments hereunder are unfunded and that claims for payments by Employee or any beneficiary shall be those of a general, unsecured creditor. The severance payment provided for in paragraph two (2) hereunder shall be subject to withholding in accordance with applicable federal, state, or local law. Employee, and not the Company, will be solely responsible for all taxes due hereunder.

                  14. Employee and the Company agree to each bear their own costs, attorneys' fees and any other expenses incurred in connection with this Agreement and the matters referred to herein.

                  15. This Agreement contains a complete statement of all the arrangements between Employee and the Company with respect to his employment and the cessation of his employment and supercedes the Severance Agreement. This Agreement may not be changed orally. No other promises or agreements shall be binding unless in writing and signed by the Company and Employee.
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                  IN WITNESS WHEREOF, the parties hereto have knowingly and
voluntarily executed this Agreement or have caused its duly authorized officer to execute this Agreement.


                                          By: _____________________________
                                                Rajesh K. Shah

                                          Dated:



                                          COLLINS & AIKMAN PRODUCTS CO.


                                          By:  ____________________________
                                          Name:
                                          Title:

                                          Dated:



STATE OF MICHIGAN   )
                    :    ss:
COUNTY OF           )

         On March 5, 2002, before me personally came ______________ to me known and known to me to be the individual described in, and who executed the foregoing Separation Agreement and General Release on behalf of Collins & Aikman Products Co. as its _____________________, and he duly acknowledged to me that he executed the same in such capacity.



                                          ______________________________________
                                                         Notary Public

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STATE OF MICHIGAN      )
                       :    ss:
COUNTY OF              )


         On March 5, 2002 before me personally came Rajesh K. Shah to me known and known to be the individual described in, and who executed the foregoing Separation Agreement and General Release, and he duly acknowledged to me that he executed the same.



                                         _______________________________________
                                                       Notary Public